Exhibit (h)(38)(ii)

SECOND AMENDMENT

PARTICIPATION AGREEMENT

Great-West Life & Annuity Insurance Company

Great-West Life & Annuity Insurance Company of New York

THIS FIRST AMENDMENT (“Amendment”) to the Participation Agreement is made and entered into this 18th day of March 2016 by and between GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK (collectively the “Company”), on behalf of itself and each of the separate accounts identified on Exhibit A and WADDELL & REED, INC. (“W&R”), distributor for Ivy Funds Variable Insurance Portfolios, and IVY FUNDS VARIABLE INSURANCE PORTFOLIOS (“Ivy Funds VIP”) (each a “Party” and collectively, the “Parties”).

WHEREAS, the Parties entered into the Participation Agreement dated April 14, 2015 (“Agreement”); and

WHEREAS, the Parties now desire to amend the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.        EXHIBIT A of the Agreement is hereby deleted in its entirety and replaced with EXHIBIT A attached hereto.

2.        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized officers and such agreement shall become effective as of the date first listed above.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

/s/ Susan Gile
By:	Susan Gile
Title:	VP. Individual Markets

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY OF NEW YORK

/s/ Ron Laeyendecker
By:	Ron Laeyendecker
Title:	Senior Vice President

EXHIBIT A

Variable Accounts of Company

Name	SEC File No.
Variable Annuity-1 Series Account of GWLA	811-07549
Variable Annuity-2 Series Account of GWLA	811-05817
Variable Annuity-1 Series Account of GWLANY	811-08183
Variable Annuity-2 Series Account of GWLANY	811-05961
COLI VUL-2 Series Account (GWLA)	811-09201
COLI VUL-2 Series Account of GWLANY	811-22091
COLI VUL-4 Series Account of GWLA	811-22105
COLI VUL-7 Series Account of GWLA	Unregistered
COLI VUL-1 Series Account of GWLANY	Unregistered
COLI VUL-14 Series Account of GWLA	Unregistered

Variable Life Insurance Policies / Variable Annuity Contracts

All variable life insurance policies and annuity contracts of the Company.